Exhibit 99.1

reAlpha (Nasdaq: AIRE) Reports Second-Quarter 2026 Financial Results

DUBLIN, OH – Aug 14, 2026 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced financial results and business highlights for the second quarter ended June 30, 2026.

Financial Highlights

(All figures are approximate and compared to the second quarter of 2025 unless otherwise stated.)

●	Revenue totaled approximately $1.1 million in the second quarter of 2026, compared to approximately $1.3 million in the second quarter of 2025, a decrease of 11%.

○	Homebuying Services Segment revenue was approximately $0.8 million, compared to approximately $1.0 million in the prior-year period, a decrease of 20%. Revenue from reAlpha Mortgage and Prevu, which was acquired in November 2025, partly offset the absence of approximately $0.6 million of GTG Financial revenue recognized in the second quarter of 2025 before the acquisition was rescinded on August 21, 2025.

○	Technology Services Segment revenue increased 30% to approximately $0.3 million, compared to approximately $0.2 million in the prior-year period, driven by continued growth in AiChat’s subscription-based platform.

●	Cash and cash equivalents increased 280% to approximately $2.2 million as of June 30, 2026, compared to approximately $0.6 million as of June 30, 2025, primarily reflecting capital raised during the second half of 2025, including proceeds from warrant exercises, partly offset by cash used to fund operations and strategic growth initiatives.

●	Gross profit increased to approximately $0.7 million, up from approximately $0.6 million in the second quarter of 2025. In the six months ended June 30, 2026, gross profit margin increased to 66% from 52% in the six months ended June 30, 2025, primarily reflecting a more favorable service mix, including revenue contributed by Prevu, the absence of higher-cost operations associated with GTG Financial, and continued growth in AiChat’s technology services.

●	Net loss narrowed to approximately $3.0 million in the second quarter of 2026, compared to approximately $4.8 million in the second quarter of 2025.

●	Adjusted EBITDA improved to approximately $(2.3) million, compared to approximately $(3.5) million in the second quarter of 2025. The improvement was primarily driven by lower marketing and advertising expenses, including the absence of marketing expenses associated with the Mercurius Media Capital LP (“MMC”) marketing credits, as well as lower professional and legal fees. In the second quarter of 2026, the Company also implemented a restructuring plan that included a reduction of approximately 25% of its global workforce and the rationalization of certain third-party vendor relationships to improve operating efficiency and better align its cost structure with its strategic objectives.

●	Total transaction volume increased approximately 70% to $150.4 million for the trailing twelve months ended June 30, 2026, compared to approximately $88.4 million for the trailing twelve months ended June 30, 2025. Total transaction volume represents the aggregate dollar value of brokerage, mortgage and title transactions facilitated through the reAlpha platform on a trailing twelve-month basis.

“During the second quarter, we made deliberate changes to how we operate and where we spend. We optimized our headcount, simplified parts of the business, rationalized certain vendor relationships and focused resources on areas where we see clear and measurable returns,” said Thomas Kutzman, Chief Financial Officer of reAlpha. “Those actions are beginning to show up in the numbers with narrowing losses as a result of operating expenses declining approximately 23% year-over-year. Total transaction volume increased 70% to $150.4 million, reflecting the continued expansion and integration of reAlpha Mortgage and the broader real estate footprint following the Prevu acquisition. Gross margin also expanded to 66%, reflecting improved operating efficiency and a more favorable service mix. In a housing market that remains sensitive to rates and affordability, our focus is to keep improving the economics of the business and convert the growing level of total transaction volume activity across the platform into stronger financial performance.”

Business Highlights

●	Preparing to complete the InstaMortgage acquisition by the end of August, subject to customary closing conditions. If completed, the acquisition would add direct lending, in-house underwriting and funding capabilities to reAlpha’s mortgage platform and expand its mortgage footprint to 38 states and Washington, D.C., giving the Company broader reach and greater control over mortgage execution.

●	Regained compliance with Nasdaq’s minimum bid price requirement, satisfying a continued listing standard. On May 14, 2026, reAlpha regained compliance with the minimum bid price requirement of The Nasdaq Stock Market LLC (“Nasdaq”) after its common stock maintained a closing bid price of at least $1.00 per share for ten consecutive business days.

●	In May, management implemented return-driven spending initiatives expected to generate approximately $2 million in annualized savings and improve operating leverage. reAlpha streamlined operations, optimized resource allocation, and consolidated vendor spend to strengthen financial discipline, enhance scalability, and better align its cost structure with the Company’s growth priorities.

●	Expanded Technology Services Segment capabilities through AiChat, reAlpha’s B2B conversational AI subsidiary. AiChat launched conversational commerce and AI-powered ticketing capabilities for business clients and received two Silver Awards at the Hashtag Asia Awards 2026 for its work with Senoko Energy, including Best Use of AI and Best Social Media Use of Emerging Technologies. reAlpha believes that these developments will strengthen its Technology Services Segment business and demonstrate AiChat’s ability to turn applied AI into commercial solutions for enterprise clients.

●	Launched reAlpha Mortgage’s Flat Fee Compensation Model to support national loan originator recruitment and build a scalable production network. The model provides participating loan originators with a straightforward compensation structure, equity award eligibility, AI-powered operational support, internal lead opportunities and recruiting income opportunities. It is designed to help reAlpha Mortgage recruit and support originators while expanding its technology-enabled mortgage platform.

“This quarter was about earning the right to scale. We made difficult decisions to simplify the Company, sharpen our priorities and concentrate resources behind the businesses where we see the clearest path to revenue and stronger economics,” said Mike Logozzo, Chief Executive Officer of reAlpha. “The goal is not to own more of the homebuying transaction for its own sake; it is to make every capability we build or acquire produce more value for the customer and for reAlpha. As we anticipate closing the InstaMortgage acquisition by the end of August, we are intending to move forward with a leaner organization, a more focused mortgage strategy and a higher standard for every dollar and every initiative. That is the foundation that we believe is required to turn the platform we have built into a durable business.”

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Executive Officer, Mike Logozzo, and reAlpha’s Chief Financial Officer, Thomas Kutzman, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history; the health of the U.S. residential real estate industry and changes in general economic conditions; reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s ability to maintain compliance with Nasdaq’s continued listing rules; reAlpha’s ability to realize the anticipated cost savings and operating efficiencies from its restructuring plan and related initiatives; reAlpha’s ability to generate additional sales or revenue from having access to, or obtaining, additional U.S. states brokerage licenses; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to further expand its developing AI-based technologies; reAlpha’s ability to translate improvements to its platform and homebuying journey into increased revenue; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to successfully enter new geographic markets and to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings or any legal proceedings that may be instituted against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform’s continued growth through the implementation of new internal processes and initiatives, including upgrades thereto; reAlpha’s ability to continue attracting loan officers and maintain its relationship with its REALTOR® affiliate to expand its operations nationally; any accidents or incidents involving cybersecurity breaches and incidents; the availability of rebates, which may be limited or restricted by state law; risks specific to AI-based technologies, including potential inaccuracies, bias, or regulatory restrictions; risks related to data privacy, including evolving laws and consumer expectations; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; reAlpha’s ability to obtain additional financing or access the capital markets on acceptable terms and conditions in the future; changes in applicable laws or regulations, including with respect to the real estate market, AI and AI technologies, and the impact of the regulatory environment and complexities with compliance related to such environment; reAlpha’s ability to effectively compete in the real estate and AI industries; and other risks and uncertainties indicated in reAlpha’s most recent Annual Report on Form 10-K and other current or periodic reports filed with with the U.S. Securities and Exchange Commission (the “SEC”) and available for review at www.sec.gov. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Payton Cuddy, Senior Marketing Manager

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

InvestorRelations@reAlpha.com

reAlpha Tech Corp. and Subsidiaries

Condensed Consolidated Balance Sheet

June 30, 2026 (unaudited) and December 31, 2025

	June 30, 2026	December 31, 2025
ASSETS

Current Assets
Cash	$2,230,607	$7,783,529
Accounts receivable, net	164,959	68,148
Prepaid expenses	299,977	961,411
Other current assets	286,439	362,293
Escrow deposit	500,000	600,000
Total current assets	$3,481,982	$9,775,381

Property and Equipment
Property and equipment, net	$105,970	$64,626

Other Assets
Investments	56,466	111,646
Intangible assets, net	4,031,464	4,306,553
Goodwill	7,459,125	7,459,125
TOTAL ASSETS	$15,135,007	$21,717,331

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	724,440	$306,216
Related party payables	5,609	5,654
Short term loans - related parties - current portion	60,746	86,585
Short term loans - unrelated parties - current portion	185,141	209,601
Accrued expenses	248,459	660,577
Deferred liabilities - current portion	1,856,349	1,960,850
Deferred revenue	256,713	396,227
Contingent consideration - current portion	60,184	-
Total current liabilities	$3,397,641	$3,625,710

Long-Term Liabilities
Derivative liability	4,760,012	4,574,980
Other long-term loans - unrelated parties - net of current portion	54,872	88,411
Deferred liabilities - net of current portion	-	561,740
Contingent consideration - net of current portion	244,666	344,877
Total liabilities	$8,457,191	$9,195,718

Mezzanine Equity
Preferred Stock, $0.001 par value; 5,000,000 shares authorized, of which 1,000,000 shares are designated as Series A Convertible Preferred Stock; 256,125 and 250,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	1,096,133	1,020,377

Stockholders’ Equity
Common stock ($0.001 par value; 200,000,000 shares authorized, 5,374,302 shares outstanding as of June 30, 2026; 200,000,000 shares authorized, 5,269,799 shares outstanding as of December 31, 2025)	5,374	5,270
Additional paid-in capital	69,129,985	67,593,364
Accumulated deficit	(63,444,055)	(55,980,534)
Accumulated other comprehensive (loss)	(120,599)	(127,889)
Total stockholders’ equity of reAlpha Tech Corp.	5,570,705	11,490,211

Non-controlling interests in consolidated entities	10,978	11,025
Total stockholders’ equity	5,581,683	11,501,236

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$15,135,007	$21,717,331

reAlpha Tech Corp. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three Months and Six Months Ended June 30, 2026 and 2025 (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenues	$1,110,343	$1,252,381	$1,951,406	$2,178,016
Cost of revenues	377,396	630,916	666,193	1,037,884
Gross Profit	732,947	621,465	1,285,213	1,140,132

Operating Expenses
Wages, benefits and payroll taxes	2,030,269	1,576,421	4,157,988	2,636,525
Marketing and advertising	178,076	1,483,672	1,440,059	2,002,611
Professional and legal fees	650,294	1,003,732	1,380,923	1,745,891
Depreciation and amortization	170,680	131,045	332,739	310,194
Impairment of capitalized software	-	105,900	-	105,900
Other operating expenses	598,702	409,825	1,149,680	850,400
Total operating expenses	3,628,021	4,710,595	8,461,389	7,651,521

Operating Loss	(2,895,074)	(4,089,130)	(7,176,176)	(6,511,389)

Other Expense (income)
Changes in fair value of contingent consideration	(21,677)	(174,000)	(40,027)	(81,000)
Interest expense, net	16,790	242,639	41,465	447,702
Change in fair value of derivative liability	157,532	417,705	185,032	417,705
Other expense, net	1,546	242,260	25,166	372,106
Total other expense	154,191	728,604	211,636	1,156,513

Net Loss from operations before income taxes	(3,049,265)	(4,817,734)	(7,387,812)	(7,667,902)
Income tax (expense) benefit	-	-	-	-

Net Loss	$(3,049,265)	$(4,817,734)	$(7,387,812)	$(7,667,902)

Less: Net (Loss) income Attributable to Non-Controlling Interests	(51)	2,038	(47)	1,629

Net Loss Attributable to Controlling Interests	$(3,049,214)	$(4,819,772)	$(7,387,765)	$(7,669,531)

Preferred stock dividend	38,633	$49,365	75,756	$49,549
Net Loss Attributable to Common Stockholders	$(3,087,847)	$(4,869,137)	$(7,463,521)	$(7,719,080)

Other comprehensive income
Foreign currency translation adjustments	2,939	(106,436)	7,290	(98,511)
Total other comprehensive (Loss) income	2,939	(106,436)	7,290	(98,511)

Comprehensive Loss Attributable to Common Stockholders	$(3,084,908)	$(4,975,573)	$(7,456,231)	$(7,817,591)

Basic loss per share
Net Loss per share — basic	$(0.57)	$(2.37)	$(1.40)	$(3.98)

Diluted loss per share
Net Loss per share — diluted	$(0.57)	$(2.37)	$(1.40)	$(3.98)

Weighted-average outstanding shares — basic	5,371,313	2,051,589	5,333,592	1,939,651

Weighted-average outstanding shares — diluted	5,371,313	2,051,589	5,333,592	1,939,651

reAlpha Tech Corp. and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2026, and 2025 (unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2026	June 30, 2025
Cash Flows from Operating Activities:
Net Loss	$(7,387,812)	$(7,667,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	332,739	261,444
Impairment of capitalized software	-	105,900
Impairment of intangible assets	16,039	-
Bad debt expense	5,503	-
Amortization of loan discounts and origination fees	-	242,502
Stock based compensation	715,457	271,343
Change in fair value of contingent consideration	(40,027)	(81,000)
Non cash commitment fee expenses	-	250,000
Change in fair value of derivative liability	185,032	417,705
Non cash marketing and advertising	593,429	1,293,991
Non cash compensation - GTG Financial	-	106,000
Loss on extinguishment of debt	-	70,065
Loss on sale of properties	-	48,748
Loss from equity method investment	5,180	2,398
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Changes in operating assets and liabilities
Accounts receivable	(102,314)	(14,733)
Receivable from related parties	-	10,614
Payable to related parties	(45)	(3,563)
Prepaid expenses	68,005	61,946
Other current assets	75,854	(225,920)
Accounts payable	418,224	428,013
Accrued expenses	(325,116)	(216,616)
Deferred liabilities	101,255	37,036
Deferred revenue	(39,514)	-
Total adjustments	2,009,701	3,065,873
Net cash used in operating activities	(5,478,111)	(4,602,029)

Cash Flows from Investing Activities:
Additions to property and equipment	(58,126)	(27,114)
Cash paid for acquisitions, net	-	349,529
Cash used for additions to capitalized software	(58,736)	(131,283)
Net cash used in investing activities	(116,862)	191,132

Cash Flows from Financing Activities:
Proceeds from issuance of debt- related parties	-	155,481
Proceeds from issuance of common stock	131,341	3,508,490
Payments of debt	(83,838)	(1,554,456)
Equity issuance expenses	(5,191)	(235,251)
Net cash provided by financing activities	42,312	1,874,264

Net decrease in cash	(5,552,661)	(2,536,633)

Effect of exchange rate changes on cash	(261)	-

Cash - Beginning of Period	7,783,529	3,123,944

Cash - End of Period	$2,230,607	$587,311

Supplemental Disclosure of Cash Flow Information
Interest expense	$41,465	$38,758

Noncash Investing and Financing Activities:
Series A Convertible Preferred Stock issuance - MMC	-	5,000,000
Series A Convertible Preferred Stock issuance - GTG Financial	-	284,922
Deferred cash payments - GTG Financial	-	1,344,750
Common stock issuance for GTG Financial acquisition	-	451,135
Common stock issuance to Streeterville Capital, LLC	-	370,065
Common stock issuance - GTG Financial	-	1,287,000
Deferred issuance of common stock - Prevu	617,495	-
Common stock issuance – employees	80,740	-
Paid in kind dividends	122,500	-

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with U.S. GAAP, we believe “Adjusted EBITDA,” a “non-U.S. GAAP financial measure,” as such term is defined under the rules of the SEC, is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-U.S. GAAP financial measure may be helpful to investors because it provides consistency and comparability with past financial performance. However, this non-U.S. GAAP financial measure is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate a similarly titled non-U.S. GAAP measure differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of this non-U.S. GAAP financial measure as a tool for comparison. A reconciliation is provided below for our non-U.S. GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measure and the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

Total transaction volume represents the aggregate dollar value of brokerage, mortgage and title transactions facilitated through the reAlpha platform over the applicable trailing twelve-month period, including the closing sale price of real estate transactions, the principal amount of mortgage loans closed, and the property transaction value associated with title services. Because a single underlying property transaction may involve more than one of these services, the same transaction value may be reflected in more than one component of total transaction volume. Total transaction volume is not a measure of revenue, profit or cash flow, and may not correlate with any of them. While revenue is generated in part as a percentage of transaction volume, revenue recognized in a given period reflects only the commissions, fees and other amounts earned during that period and does not correspond directly or proportionately to total transaction volume, which is measured on a trailing twelve-month basis. The relationship between the two also varies based on the mix of services provided, the timing of revenue recognition, and customers’ adoption of multiple reAlpha services, so total transaction volume should not be used as a predictor of revenue for any period.

We use Adjusted EBITDA, a non-U.S. GAAP financial measure, to evaluate our operating performance and facilitate comparisons across periods and with peer companies. We reconcile our Adjusted EBITDA to our net income (loss) adjusted to exclude interest expense, depreciation and amortization, share-based compensation, and other non-cash, non-operating, or non-recurring items that we believe are not indicative of our core business operations. We believe this measure provides useful insight into our ongoing performance; however, it should not be considered a substitute for, or superior to, net income or other financial information prepared in accordance with U.S. GAAP.

The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented below:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net loss	$(3,049,265)	(4,817,734)	$(7,387,812)	(7,667,902)
Adjusted to exclude the following
Depreciation and amortization	170,680	131,045	332,739	261,444
Amortization of loan discounts and origination fee	-	121,251	-	242,502
Impairment of capitalized software development- work in progress	-	105,900	-	105,900
Changes in fair value of contingent consideration(1)	(21,677)	(174,000)	(40,027)	(81,000)
Change in fair value of Derivative Liability(2)	157,532	417,705	185,032	417,705
Loss (gain) on equity method investments	2,951	1,526	5,180	2,398
Interest expense (income)	16,790	191,454	41,465	253,950
GEM commitment fee	-	125,000	-	250,000
Share-based compensation (3)	368,377	192,988	715,457	271,343
Equity offering costs	-	230,774	-	230,774
Impairment of Intangible Assets(4)	16,039	-	16,039	-
Acquisition-related expenses	-	-	-	87,352
Expense related to restructuring	68,244	-	68,244	-
Adjusted EBITDA	$(2,270,329)	(3,474,091)	$(6,063,683)	(5,625,534)

(1)	Represents non-cash changes in the fair value of contingent consideration payable to reAlpha Mortgage which is calculated based on revenue and EBITDA targets.

(2)	Represents non-cash changes in the fair value of derivative liability recorded in connection with our media-for-equity transaction with MMC.

(3)	Represents non-cash stock-based compensation expenses recognized during the period.

(4)	Represents impairment of intangible assets during the period.

(5)	Represents restructuring costs incurred in connection with the Plans.